UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2005

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On October 20, 2005, Howard H. Pien, Chairman of the Board and Chief Executive Officer of Chiron Corporation (“Chiron” or the “Company”) entered into a further amendment (the “Amendment”) to his letter agreement dated March 19, 2003, as first amended May 27, 2004, (the “Agreement”) with respect to reimbursement of certain relocation expenses pursuant to Sections 6(a) and 6(c) of the Agreement.  The terms of the Amendment include a one-time lump payment of Two Hundred Seventy-One Thousand Eight Hundred Thirty-Seven Dollars ($271,837) less applicable tax withholdings to be paid to Mr. Pien within five (5) days of October 20, 2005, the date on which Mr. Pien executed the Amendment, in lieu of any further relocation and other benefits payable by Chiron to Mr. Pien under the terms of Sections 6(a) and 6(c) of the Agreement with Chiron.  All of the other provisions of the Agreement not otherwise amended by the provisions of the Amendment remain unchanged.

A copy of the Amendment is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Exhibits.

Not applicable.

Exhibit Number	Description
99.1	Letter agreement dated October 20, 2005, between Howard H. Pien and Chiron Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: October 20, 2005	By:	/s/ Ursula B. Bartels
Ursula B. Bartels
Vice President, General Counsel
and Secretary